SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     April 15, 2002
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                                  RMS TITANIC, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
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                 (State or Other Jurisdiction of Incorporation)

       0-24452                                          59-2753162
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(Commission File Number)                     (IRS Employer Identification No.)

             3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326
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        (Address of Principal Executive Offices)             (Zip Code)


                                  404-842-2600
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)

5.   Other Events

         On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel . . ., 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of artifacts recovered by the Company from the RMS Titanic wreck site. A copy of the Fourth Circuit's opinion affirming these orders is attached as Exhibit 10.1 in this filing. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the Titanic. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award and further held that the Company currently has no title to any artifacts that it had previously recovered from the wreck of the Titanic nor to any artifacts that it might recover in the future. This opinion conflicts with previous rulings that were rendered by both the Fourth Circuit, R.M.S. Titanic, Inc. v. Haver, et al, 171 F.3d 943 (4th Cir. 1999) and the District Court and upon which the Company had relied in the conduct of its business. Furthermore, based on a June 7th 1994 order of the District Court, the Company believed it was the exclusive owner of the artifacts. The Company intends to petition the United States Supreme Court to hear its appeal of the April 12, 2002 decision of the Fourth Circuit.

         In its April 12, 2002 Opinion, the Fourth Circuit indicated that the Company, as salvor, has a lien in the previously recovered artifacts and that it is necessary for the District Court to determine the Company's salvage award and satisfy the award with the proceeds from a sale of the artifacts. Should it become apparent to the District Court that the proceeds of any sale would clearly be inadequate to pay the salvor its full reward, then the court might, as a matter of discretion, award the salvor title to the property in lieu of the proceeds of sale, thus saving the costs of sale. The salvor does not have a direct right, however, to title in the property. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel . . ., 2002 U.S. App. LEXIS 6799 at *24-25.

     As a result of the Fourth Circuit's opinion that the Company does not own the artifacts and instead has a salvor's lien, the Company is undertaking a review, with reference to SFAS 121-impairment of long-lived assets and SFAS 142-the valuation of non-goodwill intangibles, for the appropriate accounting treatment of the costs associated with the artifacts which presently are carried as the costs of the Company's Titanic salvage expeditions. The Company's recent financial statements have $11.2 million as the value of artifacts recovered at cost.

Exhibit
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Exhibit 10.1 United  States Court of Appeals  R.M.S.  TITANIC V. THE WRECKED AND
             ABANDONED VESSEL Opinion No. 01-2227

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 30, 2002                      RMS TITANIC, INC.


                                            By: /s/ Arnie Geller
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                                                Arnie Geller
                                                President